UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360
Fairfax, Virginia 22032
(Address of principal executive offices, including zip code)

(703) 273-0383
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Company’s Board of Directors appointed Wayne H. Monk as a member of the Board of Directors. Biographical information for Mr. Monk is as follows:

 Wayne H. Monk, age 62. Mr. Monk has over 35 years of enterprise solution sales, marketing and alliance management experience working with technology companies to drive growth and develop their partner ecosystem to reach new customers and markets. Mr. Monk has a unique blend of sales and marketing leadership with the right level of technical expertise and proven business experience to help organizations accelerate their growth to new heights.  Mr. Monk has held leadership positions at ASG Technologies, Skytap, Informatica, HP Software, Mercury, and Computer Associates.   Mr. Monk holds a BS in Computer Science from Virginia Tech.

We believe that Mr. Monk’s extensive experience and business background, particularly involving his background in technology sales and channel development, adds valuable knowledge to our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: December 17, 2021	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer